                                                                  Exhibit 21.1






                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------



             Name of Subsidiary                   State of Incorporation
             ------------------                   ----------------------

           ROCS Acquisition, Inc.*                       Delaware

         Med-Tec Acquisition, Inc.*                      Delaware

               IMRT.com, Inc.*                           Delaware



                 * inactive